UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

November 28, 2005

Date of Report (Date of earliest event reported)

FALCON NATURAL GAS CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-50229	98-0403897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Westchase Center
2500 City West Boulevard
Suite 300
Houston, TX 77042

(Address of principal executive offices, including zip code)

(713) 267-2240

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 28, 2005 we entered into a Participation Agreement with Southern Resource Company, a Texas corporation (“Southern”), effective as of September 1, 2005 with respect to (i) our acquisition from Southern of undivided interests in and to certain oil, gas and mineral leases in DeWitt County, Texas (the “Leases”); (ii) our participation with Southern in additional oil, gas, and mineral leases within the target area; and (iii) our participation in the drilling of one or more wells in the target area.

There are at least 11 oil and gas prospects in the target area. Southern has agreed to sell us a 47% working interest in the Leases, subject to, among other things, our payment of a proportionate share of all royalties previously reserved or conveyed to third parties provided that our net revenue interest in any such Leases shall not be less than our proportionate share (47%) of 73%. We have agreed to commence operations for the drilling of an exploratory well in search of oil and gas with Southern as operator in accordance with the Participation Agreement and a related Operating Agreement between us and Southern, effective as of September 1, 2005. For and in consideration of our acquiring an interest in the subject prospect(s) we paid Southern 47% of $70,000 or $32,900 respecting our proportionate share of the geological prospect fee attributable to the initial prospect area. Such amount is non-refundable, unless Southern fails, for reasons other then circumstances beyond its control, to commence the drilling on the initial prospect area on or before June 1, 2006. Within 30 days after the log of the initial test well on the prospect, we are required to elect whether or not to continue to participate in the acquisition of Leases and payment of prospect fees for subsequent prospects in the targeted area. If we elect to continue, we must pay Southern 47% of $280,000 or $131,600 representing our proportionate share of the geological prospect fee attributable to four additional prospects (if obtainable) provided that if Southern notifies us in writing that it has received a bona fide offer from an unrelated third party to participate in 10 additional prospects, we must pay no less then 47% of $700,000 or $329,000, on terms that Southern is willing to accept. If we elect not to participate, or fail to make an election within the required time frame, we shall have no right to participate in any future development of the targeted area or any right to a refund of monies previously paid by us and the Participation Agreement shall terminate, provided that we shall retain all rights in the initial prospect area and under the Operating Agreement applicable to that prospect area. Assuming the four additional prospects option is in play and we have agreed to such, after the initial test wells on such four additional prospects have been drilled, we are required to make a further election whether or not to participate in up to 6 additional prospects (if obtainable), and if so, we are required to pay 47% of $420,000 or $197,000, representing our share of the geological prospect fees attributable to such six additional prospects. If we elect not to continue, or fail to make an election within the required time frame we shall have no right to participate in any future development of the targeted area, nor any right to a refund of monies theretofore paid, and the Participation Agreement shall terminate; provided that we shall retain all our rights in the prospects in which we have participated, the Leases for which we have paid our proportionate share, and all rights under the Operating Agreements applicable to those prospects. It is a condition precedent to our obligation to make such elections that Southern shall identify the next four or six prospects which it proposes to acquire and the information available to it concerning the status of such areas, and Southern has agreed to use its best efforts to acquire leases and/or farmins covering such areas on terms acceptable to the parties, if obtainable. Southern is further obligated to refund the prospect fee for any prospect and any unexpended lease money advance by us that Southern does not drill within 120 days of our payment of such prospect fee, if the failure to drill is for reasons other than circumstances beyond its control, and provided further that Southern shall not be obligated to refund any prospect fee, or unexpended lease money, or to deliver any assignment of Leases to us if we fail or refuse to participate in the drilling of the initial test well on any such prospect.

We have further agreed to pay to Southern 58.75% of the actual cost of the Leases to be acquired along with our share of the actual direct cost attributable to the Lease acquisition in the initial prospect area which incorporates, but is not limited to, lease bonus consideration, landmans’ fees, drafting fees, legal fees, survey fees, and other similar fees. If we make the elections to continue in the program pursuant to the terms discussed above, we shall pay 58.75% of the actual cost attributable to Lease acquisition in the relevant prospects identified in such elections, which are selected and designated as provided in the Participation Agreement.

We are further obligated to pay to Southern 58.75% of the before casing point costs attributable to the drilling of the initial test well on each contemplated prospect to casing point. All operations after casing point will be on a prorata working interest basis, as set out in the Operating Agreement. Notwithstanding the foregoing, Southern shall not be required to perform nor shall Southern be liable for any cost or expense (except its 20% after casing point share) for so long as it is prevented or delayed from commencing or resuming normal operations that are the result of any Federal or state law or any order, rule or regulation of any governmental authority, any force majeure, including but not limited to, acts of God, inclement weather, floods, strikes, or the scarcity or inability to obtain or to use equipment or material. Should such an event take place and, as a result thereof, Southern incurs any cost or expense related thereto, then the total cost of such an occurrence or event or will be borne pro-rata by Southern and us.

The initial test well as it pertains to each prospect contemplated by the Participation Agreement may be turnkeyed should the majority of working interest participants, inclusive of Southern’s interest, elect to do so.

We are further obligated to pay Southern 47% of the actual costs of completing and equipping each well, if an election is made at casing point by us for a completion attempt.

Pursuant to the Participation Agreement, Southern has assigned to us an undivided 47% working interest in the Leases. The assignment is without warranty, express or implied, except as to claims arising by, through or under Southern. If we elect to continue in the program as provided above, subsequent assignments shall be made to us as additional leases are acquired, and the costs thereof are invoiced to and paid by us.

Section 9 - Financial Statements and Exhibit

Item 9.01 Financial statements and Exhibits

(c)	Exhibits

Item	Description
10.1	Participation Agreement dated November 28, 2005 between Registrant and Southern Resource Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FALCON NATURAL GAS CORP.

By:	/s/ Fred Zaziski
Name: Fred Zaziski
Date: November 30, 2005	Title: President